Exhibit 1

Classification: Limited

Reg No 2065

ARTICLES OF ASSOCIATION

(Adopted by Special Resolution passed on 7 January 2020)

of

LLOYDS BANK plc

Classification: Limited

LLOYDS BANK plc

REGISTERED NO. 2065

PURSUANT TO SECTION 28 OF THE COMPANIES ACT 2006,

THE 1ST TO 5TH CLAUSES OF THE MEMORANDUM ARE

TREATED AS PROVISIONS OF THE COMPANY’S ARTICLES

WITH EFFECT FROM 1ST OCTOBER 2009

Classification: Limited

MEMORANDUM OF ASSOCIATION of LLOYDS BANK plc¹
as altered by special resolution passed on 26 June 1911, confirmed by an order of the court made 21 July 1911, amended pursuant to the Companies Act 1980 and altered by special resolutions passed on 21 April 1983 and 24 April 1991.

	1st	The name of the company is “LLOYDS BANK plc”¹

	2nd	The company is a public company.

	3rd	The registered office of the company will be situated in England and Wales.

	4th	The objects for which the company is established are:

Adopted by special resolution passed on 21 April 1983 in complete substitution for the previous objects clause, and altered by special resolution passed on 24 April 1991.	(A)	To carry on the business of banking in all its aspects including (but without limitation) the transaction of all financial monetary and other businesses which are now or may be at any time during the existence of the company usually or commonly carried on in any part of the world by banks merchant banks discount houses or financiers and in particular (without prejudice to the generality of the foregoing):
(a) to receive money on current deposit or other account on any terms whatsoever and to employ and use such money,

(b) to borrow raise or take up money on any terms whatsoever whether with or without security and whether on a subordinated basis or otherwise and to employ and use such money,

(c) to deposit lend or advance money securities and other property of every kind with or without security and generally to give credit of any nature with or without security and to make or negotiate loans and advances of every kind in any currency on any terms whatsoever including (but without limitation) arrangements for and participating in currency exchanges,

(d) to buy sell issue discount draw make accept grant endorse acquire tender for subscribe guarantee the subscription of execute negotiate guarantee hold transfer invest and deal in pay honour retire secure or otherwise dispose of obligations securities and instruments of every kind (whether or not transferable or negotiable),

¹ The name of the company was changed on 23 September 2013 from Lloyds TSB Bank plc pursuant to a resolution passed on 18 September 2013

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Classification: Limited

	(e)	to issue grant negotiate and deal in any way with or in letters of credit circular notes bills drafts promissory notes and all other forms of credits securities and instruments of every kind;

	(f)	to buy sell and deal in bullion specie foreign exchange precious and other metals and commodities of every kind;

	(g)	to receive on deposit or for safe custody or otherwise cash documents securities and valuables of every kind;

	(h)	to collect hold and transmit money and securities and to act as agents for the receipt or delivery of securities and documents of every kind and for the receipt or payment of money;

	(i)	to issue and transact all kinds of business in respect of bankers’ cards credit and debit cards and any other types of card issued by the company or by any other company or person and generally to transact business in relation to all kinds of bankers’ payment systems; and

	(j)	to act as agents consultants or advisers relating to or in connection with the management of property and insurance of every kind all aspects of taxation and pension matters and the management and investment of money and generally to transact every kind of agency consultancy and advisory business.

(B)		To carry on any business of any nature whatsoever which may seem to the directors of the company to be capable of being conveniently carried on in connection or in conjunction with or as ancillary to any business of the company hereinbefore or hereinafter authorised or to be expedient with a view to rendering profitable or more profitable or enhancing directly or indirectly the value of any of the company’s property or assets or its undertaking or utilising its know-how or expertise

(C)		To finance or assist in financing the acquisition sale hire or lease of real and personal property of every kind and the provision of services in connection with or ancillary to the same (whether by means of hire purchase personal loan or otherwise) and to import export buy sell barter hire out lease charter let on hire exchange pledge and make advances upon or otherwise deal in and generally to act as factors traders or merchants of or in any other capacity in relation to real and personal property as aforesaid.

(D)		To act as registrars and transfer agents for any company or person to keep for any company or person any register relating to any funds or any securities to maintain any other records and accounts for any company or person and to undertake any other duties for any company or person whether in relation to the registration of transfers or the issue and deposit of certificates or other documents of or evidencing title or any other matter whatsoever

(E)		To undertake and execute the office of executor administrator attorney judicial and custodian trustee
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Classification: Limited

manager committee liquidator receiver and treasurer and to establish undertake and execute trusts of all kinds (whether private or public or charitable or religious or otherwise) and generally to carry on executor and trustee business in all its aspects and on any terms whatsoever and in particular (but without limitation) to act as trustees for the holders of any securities of any company or person and as managers and trustees of unit trusts investment trusts and pension benevolent or other funds and to transact all kinds of business arising from or in connection with any of the foregoing offices and trusts and to establish and if thought fit undertake and execute any trusts with a view to the issue of any securities certificates receipts or other documents based on or representing any securities or other assets of whatsoever nature appropriated for the purposes of or compromised in or connected with such trusts

(F)	To promote negotiate effect offer for sale by tender or otherwise underwrite guarantee secure the placing of subscribe or tender for or procure the subscription of (whether conditionally or absolutely) participate in carry out manage (whether on commission or not) or perform any other function in relation to any issue (public or private) of the securities of any company or person and to lend money for the purposes of any such issue

(G)	To effect and enter into any guarantee bond recognisance or contract of indemnity or suretyship and generally to provide security for support and become responsible or liable for or in respect of the performance of any contract obligation or duty by any company or person (including but without limitation any company which is the holding company of the company or which is a subsidiary of the company or of any such holding company or which is in any way whatsoever allied to or associated with the company or any such holding company or subsidiary or in which the company or any such holding company, subsidiary or allied or associated company is interested whether as shareholder or otherwise and whether directly or indirectly) and to do all of the foregoing things by personal covenant or by mortgaging or charging all or any part of the undertaking property and assets (present and future) and the uncalled capital of the company or by both of such methods or in any other manner whatsoever and in particular (but without prejudice to the generality of the foregoing) by either or both of such methods or in any other manner to guarantee provide security for support and become responsible or liable for or in respect of the validity reliability or authenticity of all kinds of titles securities instruments deeds and documents and the payment of capital principal premiums dividends interest and other monies and the performance of any obligations secured by or payable or performable under or in respect of any securities to undertake the insurance counter-insurance and reinsurance of all kinds of risks to obtain and receive all kinds of guarantees counter-guarantees indemnities and counter-indemnities to take all other kinds of security whether by way of personal covenant mortgage or charge or otherwise howsoever for or in respect of the performance or implementation of any obligations of any person or company
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Classification: Limited

and generally to carry on the business of a guarantee and indemnity company in all its aspects

(H)	To create and issue any securities for any purpose including (but without limitation) by way of security or indemnity for or in respect of or by way of satisfaction of any liability whether of the company or of any other company or person

(I)	To secure or discharge any debt or obligation of or binding on the company in such manner as may be thought fit and in particular by mortgages and charges upon all or any part of the undertaking property and assets (present and future) and the uncalled capital of the company

(J)	To subscribe underwrite purchase exchange or otherwise acquire and to hold deal in sell or otherwise dispose of or turn to account any securities of any company or person whatsoever or any other kind of real or personal property including (but without limitation) financial futures of any nature and interest exchange arrangements and any options or other rights in respect of any such securities or other such kind of real or personal property as aforesaid and generally both in relation to securities and in relation to any other kind of real or personal property to carry on the business of a dealing company in all its aspects

(K)	To co-ordinate finance assist subsidise and manage all or any part of the businesses and operations of any and all companies in which the company is interested whether as a shareholder or otherwise and whether directly or indirectly and generally to carry on the business of a holding company in all its aspects

(L)	To invest any monies of the company on any terms whatsoever in such securities of such company or person such financial futures and such other kinds of property (whether real or personal) as the directors of the company may deem expedient to hold sell or otherwise deal with such securities financial futures and other kinds of property as aforesaid and generally both in relation to securities and in relation to all other kinds of property (both real and personal) to carry on the business of any investment company in all its aspects

(M)	To promote or join in the promotion of any company whether or not having objects similar (wholly or in part) to those of the company including (but without limitation) the promotion of any company for the purpose of acquiring all or any of the property rights and liabilities of the company or any subsidiary of the company

(N)	To purchase take options over take on lease or in exchange hire or otherwise acquire (for any estate or interest and on any terms whatsoever) develop or turn to account real and personal property of every kind and in particular (but without limitation) to build construct equip execute carry out improve work develop administer maintain manage or control works plants factories wharves jetties roads railways warehouses depots offices shops mines canals reservoirs marinas and other buildings structures or facilities of all kinds
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Classification: Limited

(O)	To act as forwarding agents travel and shipping agents commission agents surveyors architects valuers auditors property consultants and managers land and estate agents insurance brokers and average adjusters and generally to undertake and carry on every kind of professional and agency business in all its aspects

(P)	To carry on the businesses of providing secretarial managerial consultancy accountancy statistical legal and any executive supervisory or advisory services of any kind whatsoever for or in relation to any company person property or business.

(Q)	To carry on the businesses of selling installing operating renting and providing data processing storage and retrieval equipment and systems computers computer bureaux services and communication systems of every kind.

(R)	To enter into partnership or into any arrangement for sharing profits amalgamation union of interests co-operation joint venture reciprocal concession or otherwise with any company or person.

(S)	To purchase or otherwise acquire and undertake all or any part of the business property and liabilities of any company or person as the directors of the company may deem expedient

(T)	To sell improve manage develop turn to account exchange lease grant licences easements and other rights over and in any other manner deal with or dispose of all or any part of the undertaking property rights assets and effects of the company or any part thereof for such consideration (if any) as may be thought fit and in particular for any securities (whether fully or partly paid) of any other company or person and to hold deal with or dispose of such consideration

(U)	To purchase or otherwise acquire for any estate or interest any property or assets or any concessions licences grants patents trade marks copyrights or other exclusive or non-exclusive rights of any kind and develop and turn to account and deal with the same in such manner as may be thought fit and to make experiments and tests and to carry on all kinds of research work

(V)	To seek for and secure and to utilise and develop any openings for the employment of capital and if thought fit to engage and employ specialists to investigate explore and examine whether specifically or generally the prospects character situation conditions and circumstances of any businesses undertakings and concerns and any concessions rights properties or assets of any nature whatsoever

(W)	To enter into any arrangements with any governments or authorities international supreme municipal local or otherwise and to obtain from any such government or authority any rights privileges or concessions which the directors of the company may think it desirable to obtain and
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Classification: Limited

to carry out exercise and comply with any such arrangements rights privileges and concessions

(X)	To take all such actions in parliament or with any government or authority international supreme municipal local or otherwise as may seem desirable for the purpose of advancing the company’s interests and to oppose any proceedings or applications which may seem likely directly or indirectly to prejudice the company’s interests

(Y)	To take or concur in taking all such steps and proceedings including (but without limitation) the undertaking of any obligation monetary or otherwise as may seem best calculated to uphold and support the credit of the company or obtain maintain restore or justify public confidence in the company or to avert or minimise financial disturbances which might detrimentally affect the company

(Z)	To subscribe donate or guarantee money for any international national charitable benevolent or other object or for any purpose which may be considered likely directly or indirectly to further the interests of the company or of its members

(AA)	To establish and maintain or contribute to or otherwise subsidise or support any pension or superannuation funds for the benefit of and to give or procure the giving of donations gratuities pensions allowances or emoluments to any individuals who are or were at any time directors officers employees servants or agents of the company or of any other company which is or was at any time its holding company or which is or was at any time a subsidiary of the company or of any such holding company or which is or was at any time in any way whatsoever allied to or associated with the company or any such holding company or subsidiary or in which the company or any such holding company subsidiary or allied or associated company is or was at any time interested whether as a shareholder or otherwise and whether directly or indirectly or of any predecessor in business of the company or of any such other company and the wives widows families dependants and personal representatives of any such individuals as aforesaid and to establish and maintain or contribute to or otherwise subsidise or support any institutions associations clubs trust or funds which may be considered likely to benefit any such persons as aforesaid or to further the interests of the company or of any such other company or of any such predecessor in business

(BB)	(i) To purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers, employees or auditors of the company, or of any other company which is its holding company or in which the company or such holding company or any of the predecessors of the company or of such holding company has any interest, whether direct or indirect, or which is in any way allied to or associated with the company, or of any subsidiary undertaking of or any other body, whether or not incorporated (“body”), owned by or in which an interest
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Classification: Limited

is owned by the company or any such other company, or who are or were at any time trustees of any pension fund in which employees of the company or any such other company or subsidiary undertaking or body are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the company or any such other company, subsidiary undertaking, body or pension fund, and

(ii) to such extent as may be permitted by law otherwise to indemnify or to exempt any such person against or from any such liability

For the purposes of this paragraph “holding company” and “subsidiary undertaking” shall have the same meanings as in the Companies Act 1989.

(CC)	To establish maintain operate contribute to subsidise and support any scheme arrangement fund or trust under or pursuant to which individuals who are or were at any time directors officers employees servants or agents of the company or of any other company which is or was at any time its holding company or which is or was at any time a subsidiary of the company or of any such holding company or which is or was at any time in any way whatsoever allied to or associated with the company or any such holding company or subsidiary or in which the company or any such holding company or subsidiary or allied or associated company is or was at any time interested whether as a shareholder or otherwise howsoever and whether directly or indirectly or of any predecessor in business of the company or of any such other company and the wives widows families dependants and personal representatives of any such individuals as aforesaid may share or participate in the profits of the company or of any such other company or may in any other manner whatsoever acquire rights or benefits which are referable to or dependent upon or otherwise connected with the success or prosperity of the company or of any such other company and (without prejudice to the generality of the foregoing) to such extent and in such manner as shall be legally permissible to lend or otherwise provide or procure or subsidise the lending or other provision of money to or directly or indirectly for the benefit of any such persons as aforesaid with a view to shares in or any other securities of the company or of any such other company being acquired or held by or directly or indirectly for the benefit of any such persons as aforesaid

(DD)	To distribute among members of the company in specie or otherwise by way of dividend or bonus or by way of reduction of capital all or any of the property or assets of the company or any proceeds of sale or other disposal of any property or assets of the company

(EE)	To procure the registration or incorporation of the company in or under the laws of any territory outside England
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Classification: Limited

(FF)	To do all other things which the directors of the company may from time to time deem to be incidental or conducive to the effecting of any of its objects

(GG)	To do all or any of the things and matters aforesaid in any part of the world either as principals agents nominees contractors trustees or otherwise and by or through trustees agents subsidiary companies nominees or otherwise and either alone or in conjunction with others

It is hereby declared that:

	(i)	the expression “company” (except where used to refer to the company) shall be deemed to include any government or any authority or body (whether statutory municipal public or otherwise) association partnership syndicate or other body of persons whether incorporated or unincorporated and whether domiciled in England or any territory outside England,

	(ii)	the expression “securities” shall be deemed to include stocks shares bonds notes debentures debenture stocks loans loan stocks mortgages documents or other certificates of title certificates of deposit depositary receipts funds or other obligations interests or participatory rights of every kind, and

	(iii)	the objects of the company as specified in each of the paragraphs of this clause (except only if and so far as otherwise expressly provided in any paragraph) shall be separate and distinct objects of the company and shall not be in any way limited by reference to any other paragraph or the order in which the paragraphs occur or by reference to the name of the company.

5th		The liability of the members is limited

We, the several persons whose names and addresses are subscribed, are desirous of being formed into a company, in pursuance of this memorandum of association, and we respectively agree to take the number of shares in the capital of the company set opposite to our respective names

Names, addresses and descriptions of subscribers	Number of shares taken by each subscriber

George Dixon 47 Broad Street, Birmingham, Warwickshire. Merchant	Two hundred and fifty (250)

Edward Gem, Belle Vue House, Halesowen,	Two hundred and fifty (250)
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Classification: Limited

Worcestershire. Merchant

Joseph Chamberlain, 14 Broad Street, Birmingham, Warwickshire. Screw Manufacturer	Two hundred and fifty (250)

Henry Ambrose Fry, 6 Temple Row West, Birmingham, Warwickshire. Merchant	One hundred (100)

Brooke Smith, 65 Hill Street, Birmingham, Warwickshire. Merchant	Twenty (20)

Howard Lloyd, Kingsdown House, Stratford Road, Birmingham, Warwickshire. Gentleman	Fifty (50)

Robert Francis Martineau, 65 Hill Street, Birmingham, Warwickshire. Merchant	Twenty five (25)

Total Shares taken - 945

Dated this nineteenth day of April 1865

Witness to the above signatures:

Arthur Ryland, Solicitor, 7 Cannon Street, Birmingham, Warwickshire

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Classification: Limited

PART 1

PRELIMINARY

1	The regulations contained in Table A in the Companies (Tables A to F) Regulations 1985 (as at 20 November 1997) shall, except as provided in these articles and so far as not inconsistent with the provisions of these articles, apply to the company to the exclusion of all other regulations or articles of association. References in these articles to regulations are to regulations in Table A unless otherwise stated.

THE HOLDING COMPANY

2.	In these articles, the “holding company” means Lloyds TSB Group plc (registered in Scotland under number 95000) or any of its successors or any person (including a company) to whom it assigns rights to exercise powers reserved in these articles to the holding company

SHARES

3.	For the purposes of these articles, references to “the preference share” mean one cumulative floating rate preference share of £1, references to the “series II preference shares” mean the 6% non-cumulative redeemable preference shares of £1 each, and references to the “series III preference shares” mean the preference shares of 25 pence each, the preference shares of US 25 cents each, the preference shares of €25 cents each, and the preference shares of ¥25 each.

4 (1)	Subject to section 80 of the Companies Act 1985 (the “Act”) and the consent of the holding company, all unissued shares shall be at the disposal of the directors and they may allot, grant options over or otherwise dispose of them to the persons, at the times, and on the terms which they think fit.

(2)	(a) Pursuant to and in accordance with section 80 of the Act, the directors shall be generally and unconditionally authorised to exercise during the period of 5 years (or such other maximum statutory period from time to time) from the date of adoption of these articles all the powers of the company to allot relevant securities up to an aggregate nominal amount of the authorised capital of the company for the time being created and unissued, and

(b) by that authority the directors may make offers or agreements which would or might require the allotment of relevant securities after the expiry of that period.

(3)	Section 89(1) of the Act shall not apply to the allotment by the company of equity securities.

(4)	Words and expressions defined in or for the purposes of section 80 or section 89 shall bear the same meanings in this article.

TRANSFER OF SHARES

5	Any share may at any time be transferred to Lloyds TSB Group plc or to any subsidiary of Lloyds TSB Group plc. Otherwise, the directors may in their absolute discretion and without assigning any reason refuse to register any transfer of shares (whether fully paid or not

PROCEEDINGS AT GENERAL MEETINGS

6	At a general meeting, but subject to any rights or restrictions attached to any shares, on a show of hands every member present in person or by proxy (or being a corporation present by a duly authorised representative) shall have one vote, and on a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder. Regulation 54 shall not apply.
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Classification: Limited

7	An instrument appointing a proxy (and, where it is signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof) must either be delivered at the place or one of the places (if any) which may be specified for that purpose in or by way of note to the notice convening the meeting (or, if not place is specified, at the registered office) at least one hour before the time appointed for holding the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used or be delivered to the secretary (or the chairman of the meeting) on the day and at the place of, but in any event before the time appointed for holding, the meeting or adjourned meeting or poll The instrument may be in the form of a facsimile or other machine-made version and shall unless the contrary is stated on it, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An instrument of proxy relating to more than one meeting (including any adjournment of it) having once been delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates. Regulation 62 shall not apply.

8	In the case of a member which is a corporation, the signature of a director or a secretary of it or its attorney or authorised representative, and in the case of joint holders of a share the signature of any one of the joint holders, shall be sufficient for the purposes of signing a written resolution on behalf of the member or joint holders and regulation 53 shall be modified accordingly

DIRECTORS

9	Subject as later provided in these articles, the directors shall not be less than two in number. The company may by ordinary resolution from time to time vary the minimum number and from time to time vary and/or fix the maximum number of directors. Regulation 64 shall be modified accordingly.

10 (1)	The ordinary remuneration of the directors shall from time to time be determined by an ordinary resolution of the company and shall (unless the resolution otherwise provides) be divisible among the directors as they may agree, or failing agreement, equally, except that any director who shall hold office for part only of the period in respect of which the remuneration is payable shall be entitled only to rank in the division for a proportion of remuneration related to the period during which he has held office The directors may repay to any director all reasonable expenses which he may incur in attending and returning from meetings of the directors or of any committee of the directors or general meetings or otherwise in or about the business of the company. Regulations 82 and 83 shall not apply.

(2)	Any director who holds any executive office, or who serves on any committee of the directors, or who otherwise performs services which in the opinion of the directors are outside the scope of the ordinary duties of a director, may be paid extra remuneration by way of salary, commission or otherwise or may receive other benefits which the directors may determine

DIRECTORS’ INTERESTS

11.(1)

(a) For the purposes of section 175 of the Companies Act 2006, the directors shall have the power to authorise any matter which would or might otherwise constitute or give rise to a breach of the duty of a director under that section to avoid a situation in which he has, or can have, a director or indirect interest¹ that conflicts, or possibly may conflict, with the interests of the company.

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Classification: Limited

¹Neither the duty in s 175(1), nor the authorisation procedure under s 175(s) applies to a conflict of interest arising in relation to a transaction or arrangement with the company The disclosure and approval provisions of articles 11(2) and 11(3) are intended to deal with such conflicts

	(b)	Authorisation of a matter under this article shall be effective only if:

		(i)	the matter in question shall have been proposed in writing for consideration at a meeting of the directors, in accordance with the board’s normal procedures or in such other manner as the directors may determine.

		(ii)	any requirement as to the quorum at the meeting of the directors at which the matter is considered is met without counting the director in question and any other interested director (together the “interested directors”), and

		(iii)	the matter was agreed to without the interested directors voting or would have been agreed to if the votes of the interested directors had not been counted.

	(c)	Any authorisation of a matter under this article shall extend to any actual or potential conflict of interest which may reasonably be expected to arise out of the matter so authorised.

	(d)	Any authorisation of a matter under this article shall be subject to such conditions or limitations as the directors may determine, whether at the time such authorisation is given or subsequently, and may be terminated by the directors at any time A director shall comply with any obligations imposed on him by the directors pursuant to any such authorisation.

	(e)	A director shall not, save as otherwise agreed by him, be accountable to the company for any benefit which he (or a person connected with him) derives from any matter authorised by the directors under this article and any contract, transaction or arrangement relating thereto shall not be liable to be avoided on the grounds of any such benefit.

11.(2)

	(a)	Subject to compliance with Article 11.(2)(b), a director, notwithstanding his office, may have an interest of the following kind:

		(i)	where a director (or a person connected with him) is a director or other officer of, or employed by, or otherwise interested (including by the holding of shares) in any relevant company;

		(ii)	where a director (or a person connected with him) is a party to, or otherwise interested in, any contract, transaction or arrangement with a relevant company, or in which the company is otherwise interested.

		(iii)	where the director (or a person connected with him) acts (or any firm of which he is a partner, employee or member acts) in a professional capacity for any relevant company (other than as auditor) whether or not he or it is remunerated therefor;

		(iv)	an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest:

		(v)	an interest, or a transaction or arrangement giving rise to an interest, of which the director is not aware,
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Classification: Limited

		(vi)	any matter authorised under article 11.(1)(a): or

		(vii)	any other interest authorised by shareholder resolution.

No authorisation under article 11.(1) shall be necessary in respect of any such interest.

	(b)	The director shall declare the nature and extent of any interest permitted under article 11.(2)(a), and not falling within Article 11.(2)(c), at a meeting of the directors or in the manner set out in section 184 or 185 of the Companies Act 2006

	(c)	No declaration of an interest shall be required by a director in relation to an interest

		(i)	falling within articles 11.(2)(a)(iv), (v) or (vi):

		(ii)	if, or to the extent that, the other directors are already aware of such interest (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware). or

		(iii)	if, or to the extent that, it concerns the terms of his service contract (as defined in section 227 of the Companies Act 2006) that have been or are to be considered by a meeting of the directors, or by a committee of directors appointed for the purpose under these articles.

	(d)	A director shall not, save as otherwise agreed by him, be accountable to the company for any benefit which he (or a person connected with him) derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any relevant company or for such remuneration, each as referred to in article 11 (2)(a), and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

	(e)	For the purposes of this article, “relevant company” shall mean

		(i)	the company:

		(ii)	a subsidiary undertaking of the company:

		(iii)	any holding company of the company or a subsidiary undertaking of any such holding company.

		(iv)	any body corporate promoted by the company; or

		(v)	any body corporate in which the company is otherwise interested.

11 (3)
	(a)	Save as provided in this article, and whether or not the interest is one which is authorised pursuant to article 11. (1) or permitted under article 11(2), a director shall not be entitled to vote on any resolution in respect of any contract, transaction or arrangement, or any other proposal, in which he (or a person connected with him) is interested. Any vote of a director in respect of a matter where he is not entitled to vote shall be disregarded

	(b)	A director shall not be counted in the quorum for a meeting of the directors in relation to any resolution on which he is not entitled to vote.
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Classification: Limited

(c)	Subject to the provisions of the statutes, a director shall be entitled to vote, and be counted in the quorum, in respect of any resolution concerning any contract, transaction or arrangement, or any other proposal.

	(i)	in which he has an interest of which he is not aware.
	(ii)	in which he has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

	(iii)	in which he has an interest only by virtue of interests in shares, debentures or other securities of the company, or by reason of any other interest in or through the company;

	(iv)	which involves the giving of any security, guarantee or indemnity to the director or any other person in respect of (I) money lent or obligations incurred by him or by any other person at the request of or for the benefit of the company or any of its subsidiary undertakings, or (II) a debt or other obligation of the company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

	(v)	concerning an offer of shares or debentures or other securities of or by the company or any of its subsidiary undertakings (I) in which offer he is or may by entitled to participate as a holder of securities; or (II) in the underwriting or sub-underwriting of which he is to participate.

	(vi)	concerning any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor, employee or otherwise, provided that he (together with persons connected with him) is not the holder of, or beneficially interested in, one per cent or more of the issued equity share capital of any class of such body corporate or of the voting rights available to members of the relevant body corporate:

	(vii)	relating to an arrangement for the benefit of the employees or former employees of the company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates;

	(viii)	concerning the purchase or maintenance by the company of insurance for any liability for the benefit of directors or for the benefit of persons who include directors:

	(ix)	concerning the giving of indemnities in favour of directors.

	(x)	concerning the funding of expenditure by any director or directors on (I) defending criminal, civil or regulatory proceedings or actions against him or them. (II) in connection with an application to the court for relief, or (III) defending him or them in any regulatory investigations,

	(xi)	doing anything to enable any director or directors to avoid incurring expenditure as described in article 11.(3)(c)(x) ,and

	(xii)	in respect of which his interest, or the interest of directors generally, has been authorised by ordinary resolution.

(d)	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more directors to offices or employments with the company (or any body corporate in which the company is interested), the proposals may be divided and considered in relation to each director separately. In such case, each of the directors concerned (if not debarred from voting under article 11.(3)(c)(vi) shall be entitled to vote, and be counted in
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Classification: Limited

the quorum, in respect of each resolution except that concerning his own appointment or the fixing or variation of the terms thereof

If a question arises at any time as to whether any interest of a director prevents him from voting, or being counted in the quorum, under this article, and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive, except in a case where the nature or extent of the interest of such director (so far as is known to him) has not been fairly disclosed. If any such question shall arise in respect of the chairman of the meeting, the question shall be decided by resolution of the directors and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman of the meeting (so far as it is known to him) has not been fairly disclosed to the directors

11 (4)
	(a)	Subject to article 11 (4)(b), if a director, otherwise than by virtue of his position as director, receives information in respect of which he owes a duty of confidentiality to a person other than the company, he shall not be required.

(i) to disclose such information to the company or to the directors, or to any director, officer or employee of the company, or

(ii) otherwise to use or apply such confidential information for the purpose of or in connection with the performance of his duties as a director.

	(b)	Where such duty of confidentiality arises out of a situation in which the director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the company, article 11 (4)(a) shall apply only if the conflict arises out of a matter which has been authorised under article 11.(1) above or falls within article 11 (2) above.

	(c)	This article is without prejudice to any equitable principle or rule of law which may excuse or release the director from disclosing information, in circumstances where disclosure may otherwise be required under this article.

11 (5)
	(a)	For the purposes of articles 11 (1) to 11 (5)

(i) an interest of a person who is connected with a director shall be treated as an interest of the director: and

(ii) section 252 of the Companies Act 2006 shall determine whether a person is connected with a director.

	(b)	Where a director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the director may, and shall if so requested by the directors, take such additional steps as may be necessary or desirable for the purpose of managing such conflict of interest, including compliance with any procedures laid down from time to time by the directors for the purpose of managing conflicts of interest generally and/or any specific procedures approved by the directors for the purpose of or in connection with the situation or matter in question, including without limitation:

(i) absenting himself from any meetings of the directors at which the relevant situation or matter falls to be considered, and

(ii) not reviewing documents or information made available to the directors generally in relation to such situation or matter and/or arranging for such documents or information to be reviewed by a professional adviser to
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Classification: Limited

ascertain the extent to which it might be appropriate for him to have access to such documents or information.

(c) The company may by ordinary resolution ratify any contract, transaction or arrangement, or other proposal, not properly authorised by reason of a contravention of any provisions of articles 11 (1) to 11.(5).

11.6	Regulations 85, 86 and 94 to 98 shall not apply.

12.	The directors shall not be subject to retirement by rotation and references to that in regulations 73 to 80 and elsewhere in Table A shall be disregarded.

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The directors may delegate any of their powers to Lloyds TSB Group plc, or to any of its wholly owned subsidiaries, or to any one or more of their respective directors, employees or agents identified either by name, job title or function (any one of whom an “authorised person”) or to any committee of one or more authorised persons. Any such authorised person(s) or committee shall have the power to sub-delegate to one or more authorised persons, or to a committee of one or more authorised persons, any of the powers delegated to him, them or it, provided that any authorised person(s) or committee to whom powers have been delegated or sub-delegated shall conform to any conditions which may from time to time be imposed by the person(s) or committee exercising the power of delegation or sub-delegation.

Any reference in Table A to a committee of directors shall be construed as including a committee empowered as above.

Any delegation or sub-delegation of powers may be revoked or varied at any time by the person(s) or committee exercising the power of delegation or sub-delegation. Regulation 72 shall not apply

14 (1)	The directors, and any committee of authorised persons, as defined in article 13, may meet by way of video conference or conference telephone or similar equipment designed to allow everybody to take part in the meeting; or by way of a series of video conferences or telephone calls from the chairman of the meeting: Participation in this way shall be treated as being present at the meeting.

(2)	A meeting which takes place by a series of video conference calls or telephone calls from the chairman shall be treated as taking place where the chairman is. In other cases, meetings shall be treated as taking place where the largest group of the participants are or, if there is no such group, where the chairman is
15	A resolution in writing signed or approved by fax or by any electronic communication or by telephone and subsequently confirmed in writing or by fax or by electronic communication by not less than 90% of the directors or 90% of those constituting a committee of authorised person, as defined in article 13 as appropriate for the time being in the United Kingdom and entitled to vote thereon shall be as valid and effectual as a resolution duly passed at a meeting of the directors or committee of authorised persons and may consist of several documents or other such forms of approval in the like form each signed or so approved by one or more directors or authorised persons as appropriate. Regulation 93 shall be amended accordingly

16.	No director shall cease to be a director by reason of his being aged 70 or more, and any person who is aged 70 or more may be appointed as a director No special notice need be given of any resolution for the appointment as a director of a person aged 70 or more, nor shall it be necessary to give to the members notice of the age of any director or of any person proposed to be appointed as a director

THE SEAL

17	Every instrument to which the seal is affixed shall be signed by one director or some other person appointed by the directors for that purpose and countersigned by the secretary,
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Classification: Limited

deputy secretary, senior assistant secretary, assistant secretary or some other person appointed by the directors for the purpose

Subject to the foregoing provisions, the directors shall make such regulations as they think fit governing the custody, use and affixing of the seal.

SECRETARY

18	The directors shall from time to time appoint and may remove a secretary or joint secretaries, and may appoint and remove one or more deputy secretary, senior assistant secretary or assistant secretary Regulation 99 shall be modified accordingly.

INDEMNITY

19	(1) Subject to the provisions of and so far as may be permitted by the Act, every director, secretary or other officer of the company shall be indemnified by the company against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office. Regulation 118 shall be extended accordingly.

(2) Without prejudice to article 19(1), the directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees of any relevant company (as defined in this article) or who are or were at any time trustees of any pension fund or employees’ share scheme in which employees of any relevant company are or were interested, including (without prejudice to the generality of this) insurance against any liability incurred by persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to any relevant company, or any pension fund or employees’ share scheme.

(3) For the purpose of this article, “relevant company” shall mean the company, any holding company of the company or any other body, whether or not incorporated, in which the company or the holding company or any of the predecessors of the company or of the holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the company, or any subsidiary undertaking of the company or of the other body.

POWERS OF THE HOLDING COMPANY

20	The following provisions shall apply, and to the extent of any inconsistency shall have over-riding effect as against all other provisions of these articles or of the regulations-

(a) the holding company may at any time and from time to time appoint any person to be a director or remove from office any director however appointed, but so that the removal from office shall be deemed an act of the company and shall have effect without prejudice to any claim for damages for breach of any contract of service between the relevant director and the company; and

(b) any or all powers of the directors shall be restricted in the way and to the extent that the holding company may by notice to the company from time to time prescribe.

Any appointment, removal or consent shall be in writing served on the company and signed on behalf of the holding company No person dealing with the company shall be concerned to see or enquire as to whether the powers of the directors have been in any way restricted or as to whether any requisite consent of the holding company has been obtained, and no obligation incurred or security given or transaction effected by the company to or with any third party shall be invalid or ineffective unless the third party had
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Classification: Limited

at the time express notice that the incurring of the obligation or the giving of the security or the effecting of the transaction was in excess of the powers of the directors.

PART II

PREFERENCE AND ORDINARY SHARES

21 (1)	The rights attaching to the preference share and the ordinary shares shall be as follows:

	(a)	the holder of a preference share shall be entitled (in priority to any payment of dividend on the ordinary shares) to a floating rate cumulative preferential dividend (a “preference dividend”) to be paid, if and insofar as there are profits of the company available for such payment, on each interest payment date [such term, together with the terms “interest period”, “rate of interest” (including, for this purpose, any “substituted rate”), “compulsory interest payment date” and “arrears of interest” having the respective meanings ascribed thereto in the conditions (the “conditions”) relating to the United States $750,000,000 primary capital undated floating rate notes of the company (the “notes”) which are constituted by a trust deed dated 14 May 1985 between the company and The Law Debenture Corporation p.l.c. in respect of the interest period ending on the day immediately preceding such interest payment date, but no preference dividend shall be payable on such date unless such interest payment date is a compulsory interest payment date: the amount of any preference dividend which is not so payable shall accumulate and shall be payable (if and insofar as there are profits of the company available for the purpose) as though the same were arrears of interest in respect of the notes in accordance with the conditions and (in the event of the winding up of the company) shall in any event be paid in priority to the making of any payment to the holders of the ordinary shares Subject thereto and to any special rights which may be attached to any other class of shares, the profits of the company available for dividend and resolved to be distributed shall be distributed by way of dividend among the holders of the ordinary shares.

	(b)	the amount of the preference dividend in respect of a preference share shall, in respect of any interest period, be the sterling equivalent (computed as of the date for payment) of the amount in United States dollars equal to the interest accrued on a daily basis from and including the interest payment date on which such interest period commenced (or, if later, the day on which such share is allotted) to but excluding the next interest payment date calculated at the rate of interest on the aggregate United States dollar principal amount of the notes outstanding on the former interest payment date divided by the number of preference shares allotted on or before such date The preference dividend shall be calculated on the basis of the number of days in the interest period concerned divided by 360 In the event of a winding up of the company, the amount of the preference dividend shall be calculated as provided in the conditions by the trustee or the liquidator as if the provisions therein contained continued after the commencement of such winding up.

	(c)	on a return of assets on a winding up, the assets of the company available for distribution among the members shall be applied first in repaying to the holder of a preference share in lieu of the amounts paid up (or credited as paid up) on such share the sterling equivalent (computed as of the date for payment) of the amount in United States dollars equal to the principal amount of the notes outstanding at the date of the commencement of the winding up and arrears of interest and interest accrued on such principal amount up to and including the day prior to the date of commencement of the winding up of the company together with a sum equal to the amount of any arrears or deficiency of the preference dividend thereon, to be calculated down to the actual day of the payment and to be payable irrespective of whether or not such preference dividend has been earned, divided by the number of preference shares allotted on or before such day. The balance of such assets, subject to any other class of shares, shall be distributed to each holder of the
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Classification: Limited

ordinary shares rateably by reference to the proportion of ordinary share capital held by that holder, relative to the aggregate total issued ordinary share capital, and

(d) for the purposes of this article, references to amounts paid up (or credited as paid up) on a preference share or to a preference share having been allotted shall include references to amounts deemed to be paid up (or credited as paid up) or, as the case may be, to preference shares deemed to have been allotted (on deemed conversion of the notes) by virtue of the conditions.

(2)	The company may from time to time create and issue further preference shares ranking as regards participation in the profits and assets of the company pari passu and rateably with (but not in priority to) the preference share (notwithstanding that the dividend rights, the currency by reference to which payments are calculated or any other rights pertaining to such further preference shares may be different from those attached to the preference share) and the issue of such further preference shares shall not constitute a variation of the rights attaching to a preference share

(3)	Any subdivision of a preference share into shares of a smaller amount or any subsequent consolidation and division thereof into shares of some other amount or cancellation of any unissued preference share or conversion of any preference share into stock shall constitute a variation of the rights attaching to a preference share

(4)	A preference share shall not confer on the holder thereof any right to receive notice of, attend or vote at general meetings of the company and references in these articles to “member”, “shareholder” and “holder” in relation to receiving notice of, attending or voting at general meetings of the company shall be construed accordingly

(5)	The rights attaching to the series II preference shares shall be as follows:

(a) the holder of a series II preference share shall be entitled (in priority to any payment of dividend on the ordinary shares) to a fixed rate non-cumulative preferential dividend at a rate of 6% per annum to be paid, if and insofar as there are profits of the company available for such payment, in equal instalments on 1 March, 1 June, 1 September and 1 December, or if such day is not a business day, the first available business day thereafter, such a day being one where the banks in London are open for business. No preference dividend shall be payable on such date if the directors have determined that prudent capital ratios would not be maintained if payment of the dividend were made;

(b) on a return of assets on a winding up, the assets of the company available for distribution among the members shall be applied first in repaying the holder of the preference share, the series II preference shares and any other preference shares from time to time issued by the company ranking equally therewith in the amounts paid up plus any accrued but unpaid dividend thereon (or credited as paid up) on such share (or as otherwise provided in the terms of such shares): and

(c) the series II preference shares shall be redeemable at the option of the company at such time and date as the directors may determine.

(6)	The rights attaching to the series III preference shares (including the rights of redemption) shall be as the directors may determine from time to time.
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